Filed pursuant to Rule 424(b)(5)

Registration No. 333-210391

PROSPECTUS SUPPLEMENT

(To the Prospectus dated May 9, 2016)

1,000,000 Shares of Common Stock

We are offering 1,000,000 shares of our common stock, par value $0.001 per share, directly to a single institutional investor in this offering at a price of $2.30 per share. Concurrently, in a private placement, MTBC will issue warrants to purchase up to 2,000,000 shares of its common stock. The warrants have an exercise price of $5.00 per share, will be exercisable immediately for potential additional gross proceeds of approximately $10 million, and will expire one year from the date of issuance. The warrants and the common stock issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to this prospectus supplement and the accompanying base prospectus and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The warrants and the common stock issuable upon the exercise of the warrants are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D Rule 506(b).

Our common stock currently trades on the Nasdaq Capital Market, with the trading symbol “MTBC.” The last reported sale price of our common stock on May 9, 2017 was $1.96 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was $11,641,817, based on 10,487,677 shares of outstanding common stock, of which 4,850,757 shares were held by non-affiliates, and a per share price of $2.40, which was the last sale price of our common stock on the Nasdaq Capital Market on May 1, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus supplement, we have sold $1,576,000 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC is acting as the exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus.

Investing in our common stock involves significant risks. You should carefully consider the risk factors beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for more information on these risks.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Share	Total
Public offering price	$2.30	$2,300,000
Underwriting discount (1)	$0.23	$230,000
Proceeds, before expenses, to MTBC	$2.07	$2,070,000

(1)	See “Plan of Distribution” for a description of the compensation payable to the placement agent, including reimbursable expenses.

We anticipate delivery of the shares will take place on or about May 15, 2017, subject to the satisfaction of certain conditions.

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

Prospectus Supplement dated May 10, 2017.

TABLE OF CONTENTS

Prospectus Supplement

S-i

Important Notice About Information in This Prospectus Supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the terms of the offering of our common stock and also adds to, and updates, information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein and therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Neither we nor any agent has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any Agent is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials are accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

Except as otherwise indicated or unless the context requires, as used in this prospectus supplement and the accompanying prospectus, references to “MTBC,” “we,” “us” and “our” refer to Medical Transcription Billing, Corp. and its consolidated subsidiaries.

S-ii

Special Note Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “About This Prospectus,” and “About Medical Transcription Billing, Corp.,” as well as the information we incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 and other documents contain forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our ability to manage our growth, including acquiring, partnering with, and effectively integrating the recent MediGain acquisition and other acquired businesses into our infrastructure;

●	our ability to comply with covenants contained in our credit agreement, as amended, with our senior secured lender, Opus Bank and other future debt facilities;

●	our ability to retain our clients and revenue levels, including effectively migrating and keeping new clients acquired through business acquisitions and maintaining or growing the revenue levels of our new and existing clients;

●	our ability to attract and retain key officers and employees, including Mahmud Haq and other personnel critical to growing our business and integrating of our newly acquired businesses;

●	our ability to raise capital and obtain and maintain financing on acceptable terms;

●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to maintain operations in Pakistan and Sri Lanka in a manner that continues to enable us to offer competitively priced products and services;

●	our ability to keep and increase market acceptance of our products and services;

●	our ability to keep pace with a rapidly changing healthcare industry;

●	our ability to consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules and laws;

●	our ability to protect and enforce intellectual property rights;

●	our ability to maintain and protect the privacy of client and patient information; and

●	our ability to repay the outstanding purchase price we owe for the MediGain acquisition.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

S-iii

Prospectus Summary

The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus supplement and the accompanying prospectus, including but not limited to, the risk factors beginning on page S-4.

Medical Transcription Billing, Corp., together with its consolidated subsidiaries (the “Company”), is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers. Our integrated Software-as-a-Service (or SaaS) platform is designed to help our clients increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. We employ a highly educated workforce of more than 1,700 people in Pakistan and Sri Lanka, where we believe labor costs are approximately one-half the cost of comparable India-based employees and one-tenth the cost of comparable U.S. employees, thus enabling us to deliver our solutions at competitive prices.

Our flagship offering, PracticePro, empowers healthcare practices with the core software and business services they need to address industry challenges on one unified SaaS platform. We deliver powerful, integrated and easy-to-use ‘big practice solutions’ to small and medium practices, which enable them to efficiently operate their businesses, manage clinical workflows and receive timely payment for their services. PracticePro consists of:

●	Practice management software and related tools, which facilitate the day-to-day operation of a medical practice;

●	Electronic health records (or EHR), which are easy to use, highly ranked, and allow our clients to reduce paperwork and qualify for government incentives;

●	Revenue cycle management (or RCM) services, which include end-to-end medical billing, analytics, and related services; and

●	Mobile Health (or mHealth) solutions, including smartphone applications that assist patients and healthcare providers in the provision of healthcare services.

Adoption of our solutions requires little or no upfront expenditure by a provider. Additionally, our financial performance is linked directly to the financial performance of our clients because the vast majority of our revenues is based on a percentage of our clients’ collections. The standard fee for our complete, integrated, end-to-end solution is among the lowest in the industry.

Our Pakistan operations accounted for approximately 24% of total expenses for the three months ended March 31, 2017. A significant portion of those expenses were personnel-related costs (approximately 80% of expenses for the three months ended March 31, 2017). Because personnel-related costs are significantly lower in Pakistan and Sri Lanka than in the U.S. and many other offshore locations, we believe our Pakistan and Sri Lanka operations give us a competitive advantage over many industry participants. Most of the medical billing companies that we have acquired use domestic labor or subcontractors from higher cost locations to provide all or a substantial portion of their services. We are able to achieve significant cost reductions as we leverage technology to reduce manual work and strategically transition a portion of the remaining manual tasks to our highly-specialized, cost-efficient team in the U.S., Pakistan and Sri Lanka.

Our principal executive offices are located at 7 Clyde Road, Somerset, New Jersey, 08873, and our main telephone number is (732) 873-5133.

Our Growth Strategy

Our growth strategy involves two approaches: acquiring smaller RCM companies and then migrating the clients of those companies to our solutions, as well as growing organically through referrals from industry partners and our clients. The RCM service industry is highly fragmented, with many local and regional RCM companies serving small medical practices. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions. We further believe that it is becoming increasingly difficult for traditional RCM companies to meet the growing technology and business service needs of healthcare providers without a significant investment in information technology infrastructure.

We believe we will also be able to further accelerate organic growth by partnering with industry participants, utilizing them as channel partners to offer integrated solutions to their clients. We have entered into arrangements with industry participants from which we began to derive revenue starting in mid-2014, including emerging EHR providers and other healthcare vendors that lack a full suite of solutions. We have developed application interfaces with several EHR systems, as well as providers of paper-based clinical forms to create integrated offerings, together with device and lab integration.

S-1

MediGain Acquisition

On October 3, 2016, MTBC Acquisition, Corp., our wholly-owned subsidiary (“MAC”), acquired substantially all of the assets of MediGain, LLC, a Texas-based medical billing company, and its subsidiary, Millennium Practice Management, LLC, a New Jersey-based medical billing company (together, “MediGain”). Since MediGain was in default of its obligations to Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (together, “Prudential”) prior to the acquisition, MAC purchased 100% of MediGain’s senior secured debt from Prudential.

The debt was collateralized by substantially all of MediGain’s assets, so immediately after purchasing the debt, MAC entered into a strict foreclosure agreement with MediGain transferring substantially all the assets (including accounts receivable, fixed assets, client relationships, and MediGain’s wholly-owned subsidiaries in India and Sri Lanka) to MAC in satisfaction of the outstanding obligations under the senior secured notes. As part of the agreement, MAC acquired the assets free and clear of pre-closing liabilities, except for certain selected liabilities expressly assumed by MAC, including approximately $650,000 of trade payables to a limited set of key vendors, approximately $500,000 of payroll and benefits obligations, and pre-closing obligations accrued on the contracts assumed by MAC. Cash was excluded from the acquired assets and retained by MediGain.

MAC made an initial $2 million payment to Prudential at closing, and, pursuant to an amendment to the acquisition document, Prudential and MAC agreed that the remaining $5 million of the purchase price would be payable in two installments. The first installment of $3 million was due on March 9, 2017 and the second installment of $2 million is due on May 15, 2017. Commencing January 3, 2017, interest began to accrue on the second $2 million payment amount at a rate of 18% per annum. All amounts other than the initial $2 million payment are presently outstanding.

Prior to MTBC’s acquisition of MediGain, MediGain was experiencing client attrition and revenues were declining. We believe that the annualized revenue from MediGain clients in good standing at the time of the acquisition was at least $10 million; however, there can be no assurance that this estimate is accurate or that revenue will not continue to decline. At the time of acquisition, MediGain employed approximately 150 US-based employees, approximately 200 offshore employees in India and Sri Lanka, as well as several hundred India-based subcontractors.

The Company’s plan is to reduce MediGain’s expenses, through a combination of reducing dependence on third-party subcontractors, reducing personnel expenses by moving tasks to the Company’s offshore teams, reducing the size and cost of facilities in the U.S., reducing the need for third-party software by leveraging MTBC’s technology platform, and eliminating the need for separate administrative overhead expenses.

S-2

The Offering

The following summary contains basic terms about this offering and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement and the accompanying prospectus, including but not limited to, the risk factors beginning on page S-4.

Issuer	Medical Transcription Billing, Corp.
Securities Offered	1,000,000 shares of common stock

Common Stock to be outstanding immediately after the Offering (1)	11,487,677 shares of common stock

Offering Price	$2.30 per share of common stock

Use of Proceeds

We expect our net proceeds from this offering will be approximately $2.0 million based on the offering price of $2.30 per share. We plan to use one third of the net proceeds from this offering to reduce our debt outstanding to Opus Bank, and will use the remainder for working capital and to fund organic growth initiatives and general corporate purposes. Please see the section entitled “Use of Proceeds.”

Dividend Policy	We do not anticipate paying cash dividends on our common stock in the foreseeable future.
The NASDAQ Capital Market Symbol	“MTBC”
Risk Factors	Please read the section entitled “Risk Factors” beginning on page S-4 for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Concurrent Private Placement

Concurrently, in a private placement, MTBC will issue warrants to purchase up to 2,000,000 shares of its common stock. The warrants have an exercise price of $5.00 per share, will be exercisable immediately for potential additional gross proceeds of approximately $10 million and will expire one year from the date of grant.

 (1) The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 10,487,677 shares of common stock outstanding as of May 9, 2017. The number of outstanding shares excludes:

●	119,165 shares of common stock reserved for issuance pursuant to grants under our Amended and Restated Equity Incentive Plan;

●	1,760,735 shares of common stock reserved for future issuance under our Amended and Restated Equity Incentive Plan;

●	200,000 shares of common stock underlying the existing warrants to Opus Bank with an exercise price of $5.00 per share; and

●	2,000,000 shares of common stock underlying the warrants to be issued in the concurrent private placement.

S-3

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompany prospectus and in the documents we incorporate by reference into this prospectus supplement and accompanying prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Any of the risks and uncertainties set forth in that report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus or a prospectus supplement, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus supplement. As a result, you could lose all or part of your investment.

Risk Related to our Securities and this Offering

The market for our common stock may not provide adequate liquidity.

The public market for our common stock has limited trading volume. We cannot predict the extent to which investor interest in our company will lead to the development of a more active trading market in our common stock, or how liquid that market might be. If an active market does not develop, investors may have difficulty selling shares of our common stock.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our common stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and may fluctuate significantly from period to period. If our sales or operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

●	demand and pricing for our products and services;

●	government or commercial healthcare reimbursement policies;

●	physician and patient acceptance of any of our current or future products;

●	introduction of competing products;

●	our operating expenses which fluctuate due to growth of our business;

●	timing and size of any new product or technology acquisitions we may complete; and

●	variable sales cycle and implementation periods for our products and services.

The Company’s available cash will not be sufficient to meet its current and anticipated cash requirements without additional financing. Accordingly, these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. We cannot predict the reaction of investors to this conclusion, which might cause the price of our common stock to decline. We cannot predict with certainty whether we will remain in compliance with the covenants of our senior secured lender, Opus Bank, which include, among other things, generating and increasing adjusted EBITDA, maintaining minimum cash balances and eligible accounts receivable, complying with leverage and fixed charge ratios, and achieving specified revenue targets (as further defined in our loan agreement with Opus Bank). If we fall out of compliance, our lender may exercise any of its rights and remedies under the loan agreement, which might cause the price of our common stock to decline.

Future sales of shares of our common stock could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

Mahmud Haq currently controls 47.6% of our outstanding shares of common stock, which will prevent investors from influencing significant corporate decisions.

Mahmud Haq, our founder and Chief Executive Officer, beneficially owns 47.6% of our outstanding shares of common stock. As a result, Mr. Haq exercises a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management, and will make the approval of certain transactions difficult or impossible without his support, which in turn could reduce the price of our common stock.

Provisions of Delaware law, of our amended and restated charter and amended and restated bylaws may make a takeover more difficult, which could cause our common stock price to decline.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws and in the Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the board of directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. We have a staggered board of directors that makes it difficult for stockholders to change the composition of the board of directors in any one year. Further, our amended and restated certificate of incorporation provides for the removal of a director only for cause upon the affirmative vote of the holders of at least 50.1% of the outstanding shares entitled to cast their vote for the election of directors, which may discourage a third party from making a tender offer or otherwise attempting to obtain control of us. These and other anti-takeover provisions could substantially impede the ability of public stockholders to change our management and board of directors. Such provisions may also limit the price that investors might be willing to pay for shares of our common stock in the future.

S-4

We do not intend to pay cash dividends on our common stock.

Currently, we do not anticipate paying any cash dividends to holders of our common stock. As a result, capital appreciation, if any, of our common stock will be a stockholder’s sole source of gain.

Complying with the laws and regulations affecting public companies will increase our costs and the demands on management and could harm our operating results.

As a public company and particularly after we cease to be an “emerging growth company,” we continue to incur significant legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and the Nasdaq Stock Market impose various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal, accounting, and financial compliance costs and have made and will continue to make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or to incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our board committees or as executive officers.

In addition, the Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, for the year ended December 31, 2016, we performed system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, or Section 404. As an “emerging growth company” we elected to avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. However, we may no longer avail ourselves of this exemption when we cease to be an “emerging growth company” and, when our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Our compliance with applicable provisions of Section 404 will require that we incur substantial accounting expense and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies any deficiency(ies) in our internal control over financial reporting that are deemed to be material weakness(es), the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Furthermore, investor perceptions of our Company may suffer if deficiencies are found, and this could cause a decline in the market price of our common stock. Irrespective of compliance with Section 404, any failure of our internal control over financial reporting could have a material adverse effect on our stated operating results and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting, or financial results and could result in an adverse opinion on internal control from our independent registered public accounting firm.

S-5

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our IPO (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, will therefore be subject to the same new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We cannot predict if investors will find our common stock less attractive because we rely on some of the exemptions available to us under the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock prices may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-7 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

You will experience immediate and substantial dilution in the net book value per share of the common stock you purchase.

The offering price per share of our common stock being offered is substantially higher than the net book value per share of our outstanding common stock. As a result, the investor purchasing shares of our common stock in this offering will incur immediate dilution of $1.76 per share, after giving effect to the sale of an aggregate of 1,000,000 shares of our common stock at an offering price of $2.30 per share, and after deducting commissions and estimated offering expenses payable by us. See “Dilution” on page S-8 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

S-6

Use of Proceeds

We estimate that the net proceeds to us from the sale of our common stock in this offering will be approximately $2.0 million, based on the offering price of $2.30 per share, after deducting our placement agent’s fees and estimated offering expenses.

We plan to use approximately one third of the net proceeds from this offering to repay a portion of our term loan from Opus Bank, per the terms of our credit agreement. The term loan has an interest rate equal to the higher of (a) the prime rate plus 1.75% and (b) 5.0%. As a result of an amendment made to the Opus credit agreement in March, 2017, on June 30, September 30 and December 31, 2017, the interest rate increases in steps by a total of 3.5% from prime plus 1.75% as of March 31, 2017 to prime plus 5.25% on January 1, 2018. The term loan matures on September 1, 2019.

We will use the remaining net proceeds for working capital and general corporate purposes to support our growth.

Other than the items specified above, we have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of acquired businesses, the level of our sales and marketing activities and the attractiveness of any additional acquisitions or investments.

S-7

Dilution

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net book value per share of our common stock immediately after this offering.

Our net book value as of March 31, 2017 was $4,232,433 million, or $0.41 per share of our common stock. Our net book value per share represents our total assets less total liabilities divided by the number of shares of our common stock outstanding on March 31, 2017. Assuming that we issue all of the shares of our common stock offered by us at the offering price of $2.30 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, our net book value as of March 31, 2017 would have been approximately $6.2 million, or $0.54 per share of our common stock. This amount represents an immediate increase in net book value of $0.13 per share to our existing shareholders and an immediate dilution in net book value of $1.76 per share to new investors purchasing shares of our common stock in this offering.

We determine dilution by subtracting the adjusted net book value per share after this offering from the offering price per share of our common stock. The following table illustrates the dilution in net book value per share to new investors:

Public offering price per share		$2.30
Net book value per share as of March 31, 2017	$0.41
Increase per share attributable to new investors	0.13
Adjusted net book value per share after this offering		$0.54
Dilution in net book value per share to new investors		$1.76

The table above is based on 10,423,511 shares of common stock outstanding as of March 31, 2017, and excluded, as of such date:

●	158,331 shares of common stock reserved for issuance pursuant to grants under our Amended and Restated Equity Incentive Plan;

●	257,571 shares of common stock reserved for future issuance under our Amended and Restated Equity Incentive Plan; and

●	200,000 shares of common stock underlying the existing warrants to Opus Bank with an exercise price of $5.00 per share.

S-8

Capitalization

Set forth below is our cash and capitalization as of March 31, 2017:

●	on an actual basis; and

●	on an as adjusted basis, reflecting the issuance of 1,000,000 shares of common stock offered by this prospectus supplement, assuming net proceeds of this offering of approximately $2.0 million, after deducting placement agent fees and other offering expenses payable by us, and utilizing one third of the net proceeds to repay a portion of the long-term debt payable to Opus Bank, per the terms of our existing credit agreement.

The information below should be read in conjunction with our unaudited condensed consolidated financial statements for the three months ended March 31, 2017 and our audited consolidated financial statements for the year ended December 31, 2016, all of which are incorporated by reference in this prospectus. These financial statements should also be read with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and incorporated by reference in this prospectus.

	As of March 31, 2017
	Actual	As Adjusted
	(in thousands, except share data)
Cash	$1,250	$2,570
Debt, current portion	$9,767	$9,767
Long-term debt, net of current portion	3,572	2,912
Total debt	13,339	12,679
Shareholders' equity
Preferred stock, $0.001 par value, authorized 2,000,000 shares; issued and outstanding, 294,656 shares actual and as adjusted	-	-
Common stock, $0.001 par value - authorized, 19,000,000 shares; issued, 10,915,685 shares actual and 11,915,685 as adjusted; outstanding, 10,174,886 actual and 11,174,886 as adjusted	11	12
Additional paid-in capital	25,954	27,933
Accumulated deficit	(20,652)	(20,652)
Accumulated other comprehensive loss	(419)	(419)
Less: 740,799 common shares held in treasury, at cost	(662)	(662)
Total shareholders' equity	4,232	6,212
Total capitalization	$17,571	$18,891

The table above is based on 10,423,511 shares of common stock outstanding as of March 31, 2017, and excluded, as of such date:

●	158,331 shares of common stock reserved for issuance pursuant to grants under our Amended and Restated Equity Incentive Plan;

●	257,571 shares of common stock reserved for future issuance under our Amended and Restated Equity Incentive Plan; and

●	200,000 shares of common stock underlying the existing warrants to Opus Bank with an exercise price of $5.00 per share.

S-9

Price Range of the Common Stock

Our common stock is traded under the symbol “MTBC” on the NASDAQ Capital Market.

The following table sets forth the high and low sales prices of the common stock on the NASDAQ Capital Market.

	High	Low
2017
First Quarter	$0.93	$0.58
Second Quarter *	$2.87	$0.29
2016
First Quarter	$1.26	$0.68
Second Quarter	$1.17	$0.82
Third Quarter	$1.33	$0.72
Fourth Quarter	$1.07	$0.73
2015
First Quarter	$3.22	$1.96
Second Quarter	$2.31	$1.66
Third Quarter	$2.50	$1.38
Fourth Quarter	$2.35	$1.08
2014
Third Quarter	$5.00	$3.00
Fourth Quarter	$3.64	$2.02

Second Quarter (through May 9, 2017) *

On May 9, 2017 the last closing sale price reported on the NASDAQ Capital Market for the common stock was $1.96 per share.

Holders of Record

According to our transfer agent, as of May 5, 2017 we had approximately 3,200 shareholders of record. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name. Our stock transfer agent is VStock Transfer, LLC. The principal business address for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598.

Dividends

We have not declared nor paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

S-10

Plan of Distribution

Pursuant to an engagement agreement dated May 10, 2017, we have engaged Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, to act as our exclusive placement agent in connection with this offering of our shares of common stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock or the private placement warrants, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We have entered into a securities purchase agreement directly with the investor in connection with this offering, and we will only sell to an investor who has entered into a securities purchase agreement.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement, as well as the warrants offered in the concurrent private placement, on or about May 15, 2017, subject to customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 10% of the gross proceeds of this offering. We will also pay the placement agent aggregate expenses of $60,000.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of common stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the shares of common stock offered hereby:

Per-share placement agent fee	$0.23
Total	$230,000

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $90,000.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the placement agent has provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

S-11

Private Placement Transaction and Warrants

Concurrently with the closing of the sale of shares of common stock in this offering, MTBC will issue warrants to purchase up to 2,000,000 shares of its common stock in a private placement. The warrants have an exercise price of $5.00 per share, will be exercisable immediately for potential additional gross proceeds of approximately $10 million, and will expire one year from the initial exercise date. The warrants and the common stock issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to this prospectus supplement and the accompanying base prospectus and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The warrants and the common stock issuable upon the exercise of the warrants are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D Rule 506(b).

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investor may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

Legal Matters

The validity of the issuance of the securities offered hereby and other certain legal matters will be passed upon for us by Mazzeo Song P.C.

Experts

The consolidated financial statements of Medical Transcription Billing, Corp. and subsidiaries as of and for the years then ended December 31, 2015 and 2016 referred to in this prospectus supplement have been incorporated by reference into this prospectus supplement in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act with respect to our common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and our common stock offered by this prospectus supplement. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained or incorporated by reference in this prospectus supplement concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an Internet website at www.mtbc.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

S-12

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated, including all such documents we may file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

●	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 10, 2017;

●	our Current Reports on Form 8-K, filed with the SEC on each of December 1, 2016, January 6, 2017, January 24, 2017, March 20, 2017, April 14, 2017, and April 18, 2017;

●	our Definitive Proxy Statement on Schedule DEF 14A filed with the SEC on April 15, 2017; and

●	the description of our common stock in our registration statement on Form 8-A filed with the SEC on July 2, 2014.

Any statement incorporated by reference in this prospectus supplement from an earlier dated document that is inconsistent with a statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement by such statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus supplement.

Any person, including any beneficial owner, to whom this prospectus supplement is delivered may request copies of this prospectus supplement and any of the documents incorporated by reference into this prospectus supplement, without charge, by written or oral request directed to MTBC, 7 Clyde Road, Somerset, New Jersey, 08873, by telephone at (732) 873-5133, x133 or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” Documents incorporated by reference into this prospectus supplement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

S-13

Medical Transcription Billing, Corp.

$20,000,000

Common Stock

Preferred Stock

We may offer and sell from time to time up to $20,000,000 of preferred stock or common stock in one or more offerings. When we decide to sell our securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us.

You should carefully read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MTBC,” and our 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) is listed on the NASDAQ Capital Market under the symbol “MTBCP.” On April 11, 2016, the last reported sale price of our common stock on the NASDAQ was $0.92 per share and the last reported sale price of our Series A Preferred Stock was $25 per share.

As of April 14, 2016, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $4,643,906, which was calculated based on 4,914,186 shares of outstanding common stock held by non-affiliates and a price per share of $0.945, the closing price of our common stock on April 11, 2016. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3, and in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding one-third of our public float in any 12-month period, so long as our public float remains below $75 million. As of April 14, 2016, one-third of our public float is equal to $1,547,969.

We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves significant risks. See the “Risk Factors” section on page 6, in our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 9, 2016.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing the SEC’s “shelf” registration rules. Under the shelf registration rules, we may sell our securities from time to time in one or more offerings up to a total dollar amount of $20,000,000 as described in this prospectus.

This prospectus provides you with a general description of the securities we may sell. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained or incorporated into this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “MTBC,” “we,” “us,” “the Company” and “our” refer to Medical Transcription Billing, Corp., a Delaware corporation, and its wholly-owned subsidiaries.

1

Special Note Regarding Forward-Looking Statements

This prospectus, including the sections entitled “About This Prospectus,” “About Medical Transcription Billing, Corp.,” “Risk Factors,” and “Use of Proceeds” contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including without limitation:

●	our ability to manage our growth, including acquiring and effectively integrating other businesses into our infrastructure;

●	our ability to retain our customers, including effectively migrating and keeping new customers acquired through business acquisitions;

●	our ability to attract and retain key officers and employees, including Mahmud Haq, our CEO, and personnel critical to the transitioning and integration of our newly acquired businesses;

●	our ability to raise capital and obtain financing on acceptable terms;

●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to maintain operations in Pakistan in a manner that continues to enable us to offer competitively-priced products and services;

●	our ability to keep and increase market acceptance of our products and services;

●	our ability to keep pace with a changing healthcare industry and its rapidly evolving technology demands and regulatory environment;

●	our ability to protect and enforce intellectual property rights; and

●	our ability to maintain and protect the privacy of customer and patient information.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including securities laws, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

2

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be read and copied by the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website that contains reports, proxy and information statements, registration statements and other information regarding issuers that file electronically with the SEC, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the Public Reference Room.

We make available free of charge through our web site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.mtbc.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any accompanying prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any accompanying prospectus supplement.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

●	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 24, 2016;

●	our Current Reports on Form 8-K, filed with the SEC on each of September 24, 2015, January 27, 2016, February 17, 2016, March 24, 2016 and April 5, 2016; and

●	the description of our common stock and Series A Preferred Stock, each with $0.001 par value per share, contained in our Registration Statement on Form S-1/A filed with the SEC on October 19, 2015, including all amendments and reports filed for purposes of updating such descriptions.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to MTBC, 7 Clyde Road, Somerset, New Jersey, 08873, telephone: (732) 873-5133, x133.

3

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. (the “Company”) is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. In addition to our experienced team in the United States, we employ a highly educated workforce of more than 1,500 people in Pakistan, where we believe labor costs are approximately one-half the cost of comparable India-based employees and one-tenth the cost of comparable U.S. employees, thus enabling us to deliver our solutions at competitive prices.

Our flagship offering, PracticePro, empowers healthcare practices with the core software and business services they need to address industry challenges, including the Patient Protection and Affordable Care Act (“Affordable Care Act”), on one unified SaaS platform. We deliver powerful, integrated and easy-to-use ‘big practice solutions’ to small and medium practices, which enable them to efficiently operate their businesses, manage clinical workflows and receive timely payment for their services. PracticePro includes:

●	Practice management solutions and related tools, which facilitate the day-to-day operation of a medical practice;

●	Electronic health records (or EHR), which is easy to use, highly ranked, and allows our customers to reduce paperwork and qualify for government incentives;

●	Revenue cycle management (or RCM) services, which include end-to-end medical billing, analytics, and related services; and

●	Mobile Health (or mHealth) solutions, including smartphone applications that assist patients and healthcare providers in the provision of healthcare services.

As a result of an acquisition in 2015, the Company offers a clearinghouse service which allows clients to track claim status and includes services such as batch electronic claim and payment transaction clearing and web access for claim corrections. Also as result of this acquisition, the Company has an EDI service which provides a centralized electronic data interchange management system to audit, manage and control the exchange of information.

As of December 31, 2015, we served approximately 1,100 customers; of which 340 utilized our clearinghouse and EDI services. We provided medical billing to approximately 730 medical practices (which we define as physicians, nurses, nurse practitioners, physician assistants and other clinical staff that render bills for their services) representing approximately 1,500 providers, practicing in approximately 60 specialties and subspecialties, in 44 states. As of December 31, 2014, we served approximately 980 medical practices representing approximately 2,200 providers, practicing in approximately 60 specialties and subspecialties, in 43 states. Approximately 98% of the practices we serve consist of one to ten providers, with the majority of the practices we serve being primary care providers. However, our solutions are scalable and are appropriate for larger healthcare practices across a wide range of specialty areas. In fact, our customer with the largest number of providers is a hospital-based group with more than 120 providers.

On July 23, 2014, the Company completed its initial public offering (“IPO”) of common stock. The Company sold approximately 4 million shares to the public.

On July 28, 2014, the Company purchased the assets of three medical billing companies, Omni Medical Billing Services, LLC, (“Omni”), Practicare Medical Management, Inc. (“Practicare”) and CastleRock Solutions, Inc. (“CastleRock,” and collectively with Omni and Practicare, the “2014 Acquisitions”), for a combination of cash and stock.

During the year 2015, the Company purchased the assets of Jesjam Holdings, LLC, a medical billing company doing business as Med Tech Professional Billing and those assets of SoftCare Solutions, Inc., a Nevada corporation, the U.S. subsidiary of QHR Technologies, Inc. which represented SoftCare Solutions Inc.’s clearinghouse, electronic data interchange and billing divisions (“SoftCare”). The Company also purchased customer relationships during the year. The SoftCare acquisition expanded the Company’s operations to include EDI and clearinghouse services.

During November 2015, the Company completed a preferred stock offering, selling Series A Preferred Stock publicly. The Company sold 231,616 shares at a price of $25.00 per share.

During February 2016 the Company purchased substantially all the assets of Gulf Coast Billing Inc., a Texas corporation.

4

Our growth strategy includes acquiring smaller revenue cycle management companies and then migrating the customers of those companies to our solutions. The revenue cycle management service industry is highly fragmented, with many local and regional revenue cycle management companies serving small medical practices. We believe that the industry is ripe for consolidation and that we can achieve significant growth through acquisitions. We estimate that there are more than 1,500 companies in the United States providing revenue cycle management services and that no one company has more than a 7% share of the market. We further believe that it is becoming increasingly difficult for traditional revenue cycle management companies to meet the growing technology and business service needs of healthcare providers without a significant investment in information technology infrastructure.

In addition, our growth strategy includes strategic partnerships with other industry participants, including electronic health records vendors, in which the vendors refer customers to our services. While we offer our own electronic health records, our strategy includes providing integrated offerings utilizing third party electronic health records while offering customers MTBC’s revenue cycle management, practice management and mobile health capabilities.

We have recently hired additional sales and marketing executives and moved existing personnel into sales roles to spearhead our customer acquisition initiative, which will include growing existing and developing new strategic partnerships. We believe that these new team members will also be able to successfully leverage the network of relationships of the medical billing companies and the clearinghouse entity that we acquired and our existing network. By devoting greater resources to sales and marketing, we expect that our organic growth will increase more rapidly, as our current organic growth is driven primarily by customer referrals and internet search engine optimization technique.

Our principal executive offices are located at 7 Clyde Road, Somerset, New Jersey, 08873, and our main telephone number is (732) 873-5133.

5

Risk Factors

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained in or incorporated by reference into this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” herein.

Use of Proceeds

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer our securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include funding potential acquisitions, capital expenditures, investments and general working capital. Pending the application of the net proceeds, except to the extent otherwise provided in the accompanying prospectus supplement, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

The Securities We May Offer

The descriptions of the securities contained in this prospectus summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock; and/or

●	preferred stock.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities upon such terms as it deems advisable. Our board of directors could issue preferred stock, or additional shares of voting common stock at any time.

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

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Description of our Capital Stock

General

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, and amended and restated bylaws, copies of which have been incorporated by reference or filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of our capital stock, you should refer to our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, and amended and restated bylaws, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 19,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share, of which 234,600 have been designated Series A Preferred Stock.

As of April 14, 2016, there were 10,245,940 shares of our common stock outstanding, 737,203 shares of Treasury Stock, and an additional 832,633 shares reserved for issuance under the 2014 Equity Plan. There were 231,616 shares of Series A Preferred Stock outstanding. Our board of directors is authorized, without stockholder approval, except as required by the listing standards of NASDAQ and any applicable securities laws, to issue additional shares of our capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. The directors will be elected by a plurality of the outstanding shares entitled to vote on the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes until the third annual stockholder meeting following the date of our IPO, when the board of directors will be divided into two classes, with staggered two year terms, as set forth in more detail under the subsection titled “Classified Board” below.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

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Series A Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A Preferred Stock.

Dividend Rights

Holders of shares of the Series A Preferred Stock are entitled to receive cumulative cash dividends at the rate of 11% of the $25.00 per share liquidation preference per annum (equivalent to $2.75 per annum per share). Dividends on the Series A Preferred Stock shall be payable monthly on the 15th day of each month. Dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. Any redemption of the Series A Preferred Stock by us will require payment of any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law. Whenever dividends on any shares of Series A Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two and the holders of Series A Preferred Stock will be entitled to vote for the election of those two additional directors.

No Conversion Rights

The Series A Preferred Stock is not convertible into our common stock or any of our other securities.

No Preemptive or Similar Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Right to Receive Liquidation Distributions

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

Exclusive Jurisdiction

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, or our amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine, in each such case, subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board is initially classified into three classes of directors through the third annual meeting of the stockholders following the date of our IPO. The initial term of the Class I directors expired on June 10, 2015, the date of our first annual stockholder meeting, at which time the director standing for reelection was elected for a three year term. The initial term of the Class II directors will expire on the second annual stockholders meeting following the date of our IPO, at which time the successors of the Class II directors will be elected for a three year term. The initial term of the Class III directors will expire on the third annual stockholders meeting following the date of our IPO, at which point the Class III directors will be divided as equally as possible into two groups, with one group being assigned to Class I and the other group being assigned to Class II. From that date forward, the Board will be classified into two classes of directors with staggered two year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting. The directors shall be elected by a plurality of the outstanding shares entitled to vote on the election of directors.

●	Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause and with the affirmative vote of 50.1% of the outstanding shares entitled to cast their vote for the election of directors.

●	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. Our Series A Preferred Stock has been and is being issued under this authority. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A Preferred Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our common stock trades on the NASDAQ Capital Market under the symbol “MTBC.” Our Series A Preferred Stock trades on the NASDAQ Capital Market under the symbol “MTBCP.”

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Plan of Distribution

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

●	through one or more underwriters, dealers or agents;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	at a fixed price or prices, which may be changed;

●	“at the market offerings”, to or through a sales agent or market maker or into an existing trading market;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions and prices;

●	to one or more investors, including our affiliates and stockholders;

●	through any combination of any of these methods of sale; or

●	any other method permitted by applicable law.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms and conditions of the offering, including the offering price of the securities and the proceeds to us, in the prospectus supplement or free writing prospectus. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.

Offers to purchase the securities being offered by this prospectus may be solicited directly. We may designate agents to sell the securities from time to time. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

The underwriters, broker-dealers or agents may engage in transactions with us, or perform other services for us, in the ordinary course of their business for which they receive compensation.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

Legal Matters

Unless otherwise stated in the prospectus supplement, Mazzeo Song P.C. will provide us with an opinion as to the legality of the securities offered under this prospectus. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of Medical Transcription Billing, Corp. and subsidiaries as of December 31, 2015 and for the year then ended December 31, 2015, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Medical Transcription Billing, Corp. and subsidiary as of December 31, 2014 and for the year ended December 31, 2014, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Deloitte & Touche LLP, an independent registered public accounting firm, (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), upon the authority of said firm as experts in accounting and auditing.

The financial statements of SoftCare, the RCM Division of QHR Corporation, as of December 31, 2014 and 2013, and for the years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP (Canada), independent chartered public accountants, upon the authority of said firm as experts in accounting and auditing.

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Medical Transcription Billing, Corp.

1,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

May 10, 2017